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                                                                                                                      Exhibit 11
                                                     Casull Arms Corporation
                                                Computation of per share earnings

                                                      July 23, 1996 (inception) to                       Three months Ended
                                                             June 30, 1997                              September 30, 1997
                                                   ---------------------------------                ----------------------------
                                                      Days           Weighted Avg.                     Days        Weighted Avg.
                                         Shares    Outstanding(1)  Shares Outstanding(2)   Shares   Outstanding  Shares Outstanding
                                        --------  ---------------  ---------------------  --------  -----------  -----------------
Shares issued to founders on
  August 7, 1996                         573,750       328                546,908          573,750      91             573,750

Cheap stock consideration for
  shares issued to founders              563,125        16                 26,345          563,125       0

Shares issued in private placement
  through October 1995                 1,133,333       278                921,247        1,133,333      91           1,133,333

Cheap stock consideration for
shares issued in private placement       503,703        64                 94,260          503,703       0
                                                                    --------------------                         -----------------
        Weighted average shares
          outstanding                                                   1,588,760                                    1,707,083

        Net loss for period                                          $   (212,716)                                $    (36,777)
                                                                    --------------------                         -----------------
                                                                    --------------------                         -----------------

        Net loss per common share                                    $      (0.13)                                $      (0.02)
                                                                    --------------------                         -----------------
                                                                    --------------------                         -----------------
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(1) Days outstanding for shares issued in private placement represents weighted average days outstanding for private placement share issuances which occurred in September and October, 1998.

(2) Weighted average shares based on days for the period July 23, 1996 (date of incorporation) through June 30, 1997.